                                                                    EXHIBIT 99.2

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK

                                                    CHAPTER 11
         IN RE: TWIN LABORATORIES INC.              CASE NO. 03-15566 (CB)
                      DEBTOR

                           MONTHLY OPERATING STATEMENT
                      FOR THE MONTH ENDED NOVEMBER 30, 2003

DEBTOR'S ADDRESS                         150 Motor Parkway, Suite 210
                                         Hauppauge, New York 11788

DISBURSEMENTS: Month Ended November 30, 2003 (dollars in thousands): $8,152 (See attached schedule for disbursements by Debtor)

DEBTOR'S ATTORNEY                        Weil, Gotshal & Manges LLP
                                         767 Fifth Avenue
                                         New York, NY 10153
                                         Michael P. Kessler, Esq. (MPK 7134)
                                         Paul M. Basta, Esq. (PMB 4434)

REPORT PREPARER                          Twin Laboratories Inc.

NET LOSS: Month Ended November 30, 2003 (dollars in thousands): $(4,104)

The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.


DATE: December 15, 2003                    /s/ Joseph Sinicropi
                                           ------------------------------
                                             Joseph Sinicropi, Chief
                                           Operating Officer and Chief
                                                Financial Officer

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                            FOR THE MONTH ENDED
                                                             NOVEMBER 30, 2003
                                                            -------------------
                                                                (unaudited)
Net Sales                                                        $  8,096
Cost of Sales                                                       7,487
                                                                 --------
Gross Profit                                                          609
Operating Expenses                                                  3,202
                                                                 --------
Loss from Operations                                               (2,593)
Interest Expense                                                      297
                                                                 --------
Loss before Reorganization Expenses                                (2,890)
Reorganization Expenses                                             1,214
                                                                 --------
Net Loss                                                         $ (4,104)
                                                                 ========

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                                  BALANCE SHEET
                                 (IN THOUSANDS)

                                                                  NOVEMBER 30, 2003
                                                                   ---------------
                                                                     (unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                                          $        862
  Accounts receivable, net                                                 15,005
  Inventories                                                              20,419
  Prepaid expenses and other current assets                                 5,341
                                                                     ------------
      Total Current Assets                                                 41,627

Intercompany Receivables                                                   33,432

Property, Plant and Equipment, net                                         27,939

Other Assets                                                                1,784
                                                                     ------------
Total Assets                                                         $    104,782
                                                                     ============

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities Not Subject to Compromise:
  Debtor-in-possession facility                                      $     27,956
  Accounts payable                                                          4,488
  Accrued expenses and other current liabilities                            4,167
                                                                     ------------
      Total Current Liabilities Not Subject to Compromise                  36,611

Liabilities Subject to Compromise                                          79,584
                                                                     ------------
      Total Liabilities                                                   116,195
                                                                     ------------

Shareholder's Deficit:
  Common stock                                                                253
  Additional paid-in capital                                              295,552
  Accumulated deficit                                                    (307,218)
                                                                     ------------
      Total Shareholder's Deficit                                         (11,413)
                                                                     ------------
Total Liabilities and Shareholder's Deficit                          $    104,782
                                                                     ============

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                             STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             FOR THE MONTH ENDED
                                                                                              NOVEMBER 30, 2003
                                                                                             -------------------
                                                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss before Reorganization Expenses                                                       $   (2,890)
  Adjustments to Reconcile Net Loss to Net Cash Provided by
     Operating Activities (before reorganization expenses):
     Depreciation and Amortization                                                                     401
     Bad Debt Expense                                                                                  100
     Provision for Excess and Slow Moving Inventories                                                  910
     Changes in Operating Assets and Liabilities:
       Accounts receivable                                                                             760
       Inventories                                                                                     988
       Prepaid expenses and other current assets                                                      (274)
       Intercompany receivable                                                                          85
       Accounts payable, accrued expenses and other current liabilities                                649
                                                                                                ----------
  Net Cash Provided by Operating Activities (before reorganization expenses)                           729
  Reorganization Expenses                                                                           (1,214)
                                                                                                -----------
  Net Cash Used in Operating Activities                                                               (485)
                                                                                                -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Property, Plant and Equipment                                                           -
  Decrease in Other Assets                                                                               6
                                                                                                ----------
  Net Cash Provided by Investing Activities                                                              6
                                                                                                ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net Borrowings under DIP Facility                                                                  1,229
                                                                                                ----------

Net Change in Cash and Cash Equivalents                                                                750
Cash and Cash Equivalents at Beginning of Period                                                       112
                                                                                                ----------
Cash and Cash Equivalents at End of Period                                                      $      862
                                                                                                ==========

(The accompanying notes are an integral part of these financial statements.)

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.       THE COMPANY

         Twin Laboratories Inc. ("Twin") together with its parent company Twinlab Corporation and its wholly-owned subsidiary Twin Laboratories
         (UK) Ltd. (collectively, the "Debtors" or the "Company") is a leading manufacturer and marketer of brand name nutritional supplements sold through health and natural food stores, national and regional drug store chains, supermarkets, mass merchandise retailers and military post exchanges. The Company develops, manufactures, and sells vitamins, minerals, and specialty supplements, sports nutrition products, and diet and energy products under the "Twinlab," "Fuel," and other brand names; an extensive line of herbal supplements and phytonutrients under the "Nature's Herbs" brand name; and a full line of herbal teas under the "Alvita" brand name.

         The Company emphasizes the development and introduction of high quality, unique nutraceutical products. The Company's premium product quality, broad product line, strong history of new product introductions, and innovations have established Twinlab as a leading and widely recognized name in the industry. The Company targets its products to consumers who utilize nutritional supplements in their daily diet and who demand premium quality ingredients in a broad variety of dosages and delivery methods.

2.       BACKGROUND

         Bankruptcy Filing

         On September 4, 2003 (the "Commencement Date"), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Case Numbers for the individual Debtors are as follows:
         Twin Laboratories Inc. 03-15566 (CB), Twinlab Corporation 03-15564 (CB) and Twin Laboratories (UK) Ltd. 03-15563 (CB). These chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered under Case No. 03-15564 (CB) pursuant to an order of the Bankruptcy Court. All other wholly-owned subsidiaries of Twin are inactive and are not Debtors in these chapter 11 cases.

         The Debtors remain in possession of their assets and properties and continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed from collection while the Debtors continue business operations as debtors-in-possession. Those claims are reflected in the financial statements as liabilities subject to compromise. Additional liabilities subject to compromise may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The Debtors cannot presently determine or reasonably estimate the ultimate liability that may result from the filing of claims for all contracts that may be rejected. The collection of secured claims against the Debtors assets also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay.

         Asset Purchase Agreement

         On September 4, 2003, the Company also entered into an asset purchase agreement (the "APA") with IdeaSphere, Inc. of Grand Rapids, Michigan pursuant to which the Company was to sell substantially all of its assets for $65 million plus the assumption of up to $3.7 million of employee and related liabilities. The terms of the APA required a minimum level of $47 million of working capital (defined as accounts receivable and inventory) as of the closing date. The sale is being conducted pursuant to section 363 of the Bankruptcy Code and was approved by the Bankruptcy Court on October 30, 2003. Effective December 5, 2003, the Bankruptcy Court approved an amendment to the APA such that (i) the purchase price was reduced to $57.5 million plus the assumption of up to $3.7 million of employee and related liabilities,
         (ii) the definition of working capital was amended to include prepaid inventory and prepaid advertising in addition to accounts receivable and inventory and (iii) the minimum level of working capital was reduced to $39.5 million and any working capital adjustment to the purchase price as of the closing date was limited to a decrease of $500,000 and an increase of $1.5 million. The sale is subject to satisfaction of standard and customary conditions and is scheduled to close on or before December 18, 2003, effective as of December 9, 2003 (see Note 5).

         The Debtors do not expect that the holders of the Company's equity will receive any value as a result of the plan to sell substantially all assets of the Company.

3.       BASIS OF PRESENTATION

         As a result of the bankruptcy filing, management determined that the value of Twin's property, plant and equipment became impaired and is required to be written-down to its estimated fair market value in accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Management has been unable to complete its calculation of the impairment charge in light of the many foregoing events, and accordingly, the financial statements included herein do not reflect any write-down of property, plant and equipment, which is expected to be a multi-million dollar adjustment. Further, it is likely that the Debtors will propose a Chapter 11 Plan pursuant to its liquidation of assets under the APA.

         Except for the impairment charge and related expected liquidation of substantially all of the Debtors' assets discussed above, these unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities and commitments in the normal course of business.

         Other than the impairment charge and impact of the expected liquidation discussed above, in the opinion of management, the accompanying unaudited financial statements include all necessary adjustments (consisting of normal recurring accruals but do not include any adjustments relating to the filing of voluntary petitions under Chapter 11 of the Bankruptcy Code) and present fairly the results of operations, cash flows and financial position of Twin for the period presented. The results of operations for the month ended November 30, 2003 is not necessarily indicative of the results to be expected for the full year.

         These unaudited financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." SOP 90-7 provides for segregating pre-petition liabilities that are subject to compromise from post-petition liabilities, identifying all transactions and events that are directly associated with the reorganization of the Debtors and reporting them separately as reorganization items and discontinuing interest accrual on unsecured or undersecured debt.

         The accompanying unaudited financial statements do not include all footnotes and certain financial presentations normally required under accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Twinlab Corporation's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission.

4.       PREPAID EXPENSES

         Included in prepaid expenses and other current assets as of November 30, 2003 are amounts totaling $2,674,000 and $1,071,000 representing prepayments for inventory and advertising, respectively. Such amounts will be included in working capital for the purpose of calculating any final purchase price adjustment in the APA (see Note 2).

5.       DEBTOR-IN-POSSESSION FINANCING

         On September 25, 2003, the Bankruptcy Court approved a $35 million debtor-in-possession financing ("DIP Facility") among The CIT Group/Business Credit, Inc., as agent for a lender group, and Twin Laboratories Inc., as the borrower, with Twinlab Corporation as the guarantor. The DIP Facility is collateralized by, among other things, a senior lien on substantially all of the Debtors' assets, and a junior lien on certain assets that had previously been subject to a lien by other parties as well as a letter of credit aggregating $15 million provided by certain current and former members of senior management of the Company. The lenders under the DIP Facility have a super-priority claim against the estates of the Debtors. The DIP Facility expires on the earlier of the consummation of the APA or January 10, 2004. Borrowings are subject to certain limitations based on a percentage of eligible accounts receivable and inventories, as defined in the agreement. Borrowings are also limited by a percentage of actual aggregate operating net cash flow (exclusive of reorganization expenses) measured weekly on a rolling four week period against the projected aggregate operating net cash flow (exclusive of reorganization expenses) as set forth in the consolidated cash flow projections and weekly anticipated cash receipts and disbursements delivered by the Company to the lending group (the "Budget"). The DIP Facility restricts the ability to declare or pay dividends, enter into any operating leases or contract for, purchase, make expenditures for, lease pursuant to a capital lease or otherwise incur obligations with respect to capital expenditures unless the obligations thereunder are provided for in the Budget, and certain other expenditures and or encumbrances. The DIP Facility also requires the Company to adhere to a scheduled timeline regarding the sale process of substantially all of the Debtors' assets, which among other things, required the closing of the sale to be completed by December 10, 2003. The Company and The CIT Group/Business Credit, Inc., as agent for the lender group, have agreed to extend the required closing date of the sale to December 19, 2003. Interest is payable monthly in arrears at the Prime Rate (4.0% as of November 30, 2003), plus 2.0% per annum. The Company is required to pay a commitment fee of 0.5% per annum on any unused portion of the DIP Facility.

         The DIP Facility replaced the Company's former revolving credit facility dated as of March 29, 2001 with The CIT Group/Business Credit, Inc., as agent for a lender group. Payments under the DIP Facility to the lenders pay-down pre-petition amounts owed and borrowings under the DIP Facility are deemed to be post-petition liabilities.

6.       LIABILITIES SUBJECT TO COMPROMISE

         Liabilities subject to compromise as of November 30, 2003 are composed of the following (in thousands):

                                                              NOVEMBER 30, 2003
                                                              -----------------
Accounts Payable Trade                                           $ 20,221
Mortgage Payable                                                    5,264
10 1/4% Senior Subordinated Notes                                  41,142
Other Debt                                                            269
Accrued Former Employment Costs                                     2,483
Accrued litigation costs                                            7,344
Other Pre-Petition Obligations                                      2,861
                                                                 --------
Total                                                            $ 79,584
                                                                 ========

         Amounts classified as subject to compromise as of November 30, 2003 represent management's best estimate of such liabilities as of such date and are subject to change upon completion of the reconciliation of all claims as well as the finalization of the assumption (and related cure amounts) or rejection of executory contracts.

7.       REORGANIZATION EXPENSES

         Reorganization expenses incurred for the month ended November 30, 2003 consist of the following (in thousands):

                                                             FOR THE MONTH ENDED
                                                              NOVEMBER 30, 2003
                                                              -----------------
Professional Fees                                                $      573
Key Employee Retention Plan                                             641
                                                                 ----------
Total                                                            $    1,214
                                                                 ==========

8.       INSURANCE AND TAX PAYMENTS

         a. INSURANCE - All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

         b. TAXES - All post-petition tax obligations, including but not limited to payroll, real property, income, franchise, and other taxes have been paid to the proper taxing authority when due.

9.       RELATED PARTY TRANSACTIONS

         As of November 30, 2003, the Company owed approximately $366,000 for inventory purchases to a company in which IdeaSphere, Inc has an equity interest. In addition, as of November 30, 2003, the Company owed approximately $125,000 to IdeaSphere, Inc. for inventory purchases.

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                   SCHEDULE OF CASH DISBURSEMENTS AND RECEIPTS
                                 (IN THOUSANDS)

                                                             FOR THE MONTH ENDED
                                                              NOVEMBER 30, 2003
                                                              -----------------
Cash Collections                                                 $   8,065
                                                                 ---------
Cash Disbursements:
  Cost of Sales                                                  $   3,878
  Employee Costs *                                                   1,541
  Freight Costs                                                        272
  Utilities and Rent                                                    94
  Advertising & Promotional                                            439
  Debt Service (Interest & Bank Fees)                                  221
  Insurance                                                            838
  Other                                                                869
                                                                 ---------
Total Cash Disbursements                                             8,152
                                                                 ---------
Net Cash Flow                                                    $     (87)
                                                                 =========

*Employee costs include payroll, benefits, taxes and reimbursement of business expenses.

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
              SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED,
                            RECEIVED, DUE OR WITHHELD
                                 (IN THOUSANDS)

                                                            FOR THE MONTH ENDED
                                                             NOVEMBER 30, 2003
                                                             -----------------
Gross Wages and Salaries Paid                                    $ 1,446
Payroll Taxes Withheld                                           $   303
Employers Payroll Taxes Incurred                                 $    89
Gross Sales Subject to Taxes                                     $     1
Sales Tax Collected or Self-Assessed                             $     -
Property Tax Payments Due                                           None
Property Taxes Paid                                              $   155
All Other Taxes Paid:
  State Unemployment Taxes                                       $     3
  Sales and Use Tax                                              $     -

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
             EMPLOYEE/EMPLOYER FEDERAL INCOME TAX AND FICA TAX PAID
                                 (IN THOUSANDS)

                                                                           FOR THE MONTH ENDED
                                    DESCRIPTION            DATE PAID         NOVEMBER 30, 2003
                                    -----------            ---------         -----------------
Internal Revenue Service         Withheld                    11/2/03          $      121
Internal Revenue Service         Employer Portion            11/2/03                  45
Internal Revenue Service         Withheld                   11/16/03                 121
Internal Revenue Service         Employer Portion           11/16/03                  44
                                                                              ----------
Total                                                                         $      331
                                                                              ==========

                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                PAYMENTS FOR STATE AND LOCAL INCOME TAX WITHHELD
                                (ACTUAL DOLLARS)

                                                         TOTAL FOR THE
                                                          MONTH ENDED
                     PAID 11/2/03     PAID 11/16/03    NOVEMBER 30, 2003
                     ------------     -------------    -----------------
Arkansas              $     245        $     241         $      486
Arizona                     253              215                468
California                  774              804              1,578
Colorado                    196              196                392
Georgia                     695              682              1,377
Illinois                    147              226                373
Kansas                       52               52                104
Massachusetts               127              110                237
Maryland                     85               80                165
Michigan                    120              104                224
North Carolina              112              107                219
New Jersey                  316              274                590
New York                 13,140           13,171             26,311
New York City                65               65                130
Pennsylvania                171              143                314
Utah                     13,866           13,997             27,863
Virginia                     73               80                153
Wisconsin                   122              122                244
                      ---------        ---------         ----------
Total                 $  30,559        $  30,669         $   61,228
                      =========        =========         ==========


                             TWIN LABORATORIES INC.
                             (DEBTOR-IN-POSSESSION)

                            MONTHLY OPERATING REPORT
                  PAYMENTS FOR EMPLOYER UNEMPLOYMENT INSURANCE
                                (ACTUAL DOLLARS)

                                                           TOTAL FOR THE
                                                             MONTH ENDED
                      PAID 11/2/03     PAID 11/16/03     NOVEMBER 30, 2003
                      ------------     -------------     -----------------
Arkansas               $       86       $       4           $     90
California                      -              64                 64
New Jersey                    224             131                355
Nevada                         71              25                 96
New York                       88              75                163
Utah                        1,142           1,103              2,245
Washington                      7               6                 13
                       ----------       ---------           --------
Total                  $    1,618       $   1,408           $  3,026
                       ==========       =========           ========